Exhibit (c)(2)

CONFIDENTIAL PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF VIALTA INC. REGARDING THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF A GOING PRIVATE TRANSACTION MARCH 28, 2005

CONFIDENTIAL TABLE OF CONTENTS I. Executive Summary II. Transaction Overview III. Financial Overview IV. Valuation Overview Exhibits A. WACC Analysis B. Comparable Companies Analysis C. Comparable Precedent Transactions Analysis D. Premiums Analysis E. Draft Fairness Opinion

CONFIDENTIAL I. EXECUTIVE SUMMARY Introduction We understand that Vialta, Inc., a Delaware corporation (“Vialta” or the “Company”), and Victory Acquisition Corporation, a newly-formed Delaware corporation (“Newco”) that is wholly-owned by Fred S.L. Chan (“Mr. Chan”) and certain of his family members and trusts affiliated with Mr. Chan (together, his “Affiliates”) propose to enter into an Agreement and Plan of Reorganization, dated as of March 28, 2005 (the “Merger Agreement”). #ËPursuant to the terms of and subject to the conditions set forth in the Merger Agreement, Newco will be merged with and into the Company in accordance with the General Corporation Law of the State of Delaware (the “Merger”) and each share of common stock of the Company, $0.001 par value per share (the “Common Stock”), other than the shares held by Newco or its officers, directors, stockholders or affiliates immediately prior to Merger, will be converted into the right to receive $ 0.36 per share in cash (the “Merger Consideration”) upon consummation of the Merger. #ËYou have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of the outstanding Common Stock (other than Mr. Chan and his Affiliates). We understand that the Company’s Board of Directors has formed a special committee (the “Special Committee”) to consider the Merger and matters related thereto. This presentation (the “Presentation”) provides the Committee with a preliminary overview of the terms of the Merger and the financial implications of such terms for holders of the outstanding Common Stock (other than Mr. Chan and his Affiliates). In connection with our review of the proposed Merger and the preparation of our opinion, we have: #Ë examined the draft proposed Merger Agreement dated as of March 25, 2005; #Ë examined certain audited historical financial statements of the Company for the three fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003; 1

CONFIDENTIAL I. EXECUTIVE SUMMARY Introduction (Continued) #Ë examined the unaudited financial statements of the Company for the year ended December 31, 2004; #Ë examined certain internal business, operating and financial information and the forecasts of the Company, prepared by the senior management of the Company (the “Forecasts”); #Ë examined the financial terms of the Merger compared with publicly available information regarding the financial terms of certain other business combinations we deemed relevant; #Ë examined the financial position and operating results of the Company compared with those of certain other publicly traded compa nies we deemed relevant; #Ë examined current and historical market prices and trading volumes of the Common Stock of the Company; #Ë examined certain other publicly available information about the Company; #Ë reviewed presentations by Needham & Co. (“Needham”) to the Board of Directors of Vialta, as well as certain other materials prepared by Needham, regarding various strategic alternatives, including a potential sale of the Company. #Ë held discussions with members of th e senior management of the Company; and #Ë considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant. In connection with our engagement, we were not requested or authorized to approach, nor did we hold any discussions with, any third parties to solicit offers or indications of interest to acquire all or any part of the Company, nor did we evaluate potential alternative transactions. 2

CONFIDENTIAL I. EXECUTIVE SUMMARY Introduction (Continued) In rendering our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of all the information supplied to, examined by or otherwise reviewed or discussed with us for purposes of our opinion, including, without limitation, the Forecasts, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. We have assumed that the Company is not aware of any information that might be material to our opinion that has not been provided to us. We have been advised by the senior management of the Company that t he Forecasts examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company as to the future performance, results of operations and financial condition of the Company. In that regard, we have assumed, with your consent, that all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made available to us. We have reli ed upon and assumed, without independent verification, that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter and our opinion does not predict or take into account any changes which may occur, or information which may become available, after the date hereof. It should be understood that, although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion. We have relied as to all legal matters regarding the Merger on advice of counsel to the Special Committee, and have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any amendments thereto and without any waiver of any terms or conditions thereunder. We wer e not requested to, and did not, participate in the negotiation or structuring of the Merger nor were we asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative 3

CONFIDENTIAL I. EXECUTIVE SUMMARY Introduction (Continued) business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. We were not requested to, nor did we, seek alternative participants for the proposed Merger. Consequently, we express no opinion as to whether any alternative transaction might produce consideration for the Stockholders in an amount in excess of the Merger Consideration. We have acted as the financial advisor to the Committee in connection with the Merger and will receive a fee for our services, no portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement. Also, in the ordinary co urse of our business, we may have long or short positions in the Common Stock for our own account and for the accounts of customers. Our opinion is being provided for the use and benefit of the Special Committee and the Board in connection with its consideration of the transaction contemplated by the draft proposed Merger Agreement date as of March 25, 2005, and may not be used for any other purpose without our prior written consent, except that a summary of this Presentation may be included in any document filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the Merger. Any refer ence to us or to our opinion in such filing with the SEC, however, shall be subject to our prior review and approval. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of the outstanding Common Stock (other than Mr. Chan and his Affiliates) in connection with the Merger, and we do not address the merits of the underlying decision by the Company to engage in the Merger and our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed Merger. In addition, you have not asked us to address, and our opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of the Company Common Stock (other than Mr. Chan and his Affiliates). Except as set forth above, this Presentation may not be disclosed, communicated or otherwise referred to, i n whole or in part, to any third party without our prior written consent. 4

CONFIDENTIAL I. EXECUTIVE SUMMARY Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the outstanding Common Stock (other than Mr. Chan and his Affiliates) is fair from a financial point of view. 5

CONFIDENTIAL II. TRANSACTION OVERVIEW Description of the Transaction The following terms are included in the Merger Agreement. Transaction Structure: The shares owned by Mr. Chan and his Affiliates will be contributed to Newco. Newco will be merged with and into the Company in exchange for the Merger Consideration. The Merger will be treated as a redemption of Vialta common stock and is expected to be tax-free for the Company and holders of the outstanding Common Stock (other than Mr. Chan and his Affiliates) Consideration: The proposed Merger Consideration is $0.36 per share in cash to be paid to holders of the outstanding Common Stock (other than Mr. Chan and his Affiliates). Conditions to Closing: Customary for a transaction of this nature. Termination: Customary for a transaction of this nature. Timing: The Merger is expected to be announced on Monday, March 28, 2005. The Merger is expected to close in August 2005. 6

CONFIDENTIAL II. TRANSACTION OVERVIEW Transaction Value The chart below illustrates preliminary economics of the Merger. Proposed Current Merger (USD 000s, except per share amounts)Market Consideration Price per Share (a)$0.23$0.36 Common Stock Outstanding (b) 83,052,854 83,052,854 In-the-Money Options, Net (c) 6,080,329 6,462,565 Fully Diluted Shares Outstanding 89,133,183 89,515,419 Implied Equity Value for Common Stock$20,055$32,226 Net Debt (d) (23,402) (23,402) Implied Enterprise Value ($3,347) $8,824 Premium AnalysisPrice per SharePremium Current — (03/24/05)$0.2360.0% 30 Days Prior — (02/24/05) 0.2450.0% 90 Days Prior — (12/23/04) 0.2544.0% 180 Days Prior — (09/24/04) 0.2544.0% 1 Year Prior — (03/24/04) 0.345.9% Implied Valuation Multiples 2004E EV/RevenueNM0.69x 2004E EV/ EBITDANMNM 2004E P/ENMNM CY 2005E EV/RevenueNM0.73x CY 2005E EV/ EBITDANMNM CY 2005E P/ENMNM Notes: (a) Current price per share as of March 24, 2005. (b) Shares outstanding as of March 9, 2005 per Company. (c) Options outstanding as of March 4, 2005 per Company is defined as the sum of outstanding in-the-money options (including stapled options), less proceeds from in-the-money options divided by the current stock price. (d) Consists of debt less cash and cash equivalents as of December 31, 2004 per the Company. Includes $5.0 million note receivable from Lions Gate Entertainment due in April 2005. 7

CONFIDENTIAL III. FINANCIAL OVERVIEW Historical and Projected Financial Statements The chart below illustrates historical and projected financial performance for the Company. (USD 000s)Years Ended December 31, 2001A2002A2003A2004A2005E2006E Revenue, Net$0$0$10,331$12,747$12,166$26,600 Cost of Goods Sold (a) — 10,421 2,941 8,022 8,966 20,759 Gross Profit — (10,421) 7,390 4,725 3,201 5,841 Sales and Marketing 3,738 3,100 4,427 2,011 2,262 2,675 General and Administrative 9,301 5,643 5,753 4,573 4,802 5,042 Research and Development 25,250 13,264 2,557 1,247 1,642 2,042 Total Operating Expenses (38,289) (22,007) (12,737) (7,831) (8,706) (9,758) Add: Depreciation / Amortization 5,834 6,036 1,638 389 350 350 EBITDA (32,455) (26,392) (3,709) (2,717) (5,155) (3,567) Operating Income / (Loss) (b) (38,289) (32,428) (5,347) (3,106) (5,505) (3,917) Other Income / (Expense) 2,340 1,244 1,304 717 697 725 Pre-Tax Income (35,949) (31,184) (4,043) (2,389) (4,808) (3,192) Taxes — — — — — -Net Income ($35,949) ($31,184) ($4,043) ($2,389) ($4,808) ($3,192) Earnings (Loss) Per Share ($0.83) ($0.51) ($0.05) ($0.03) Margins Gross ProfitNMNM71.5%37.1%26.3%22.0% Sales and MarketingNMNM42.9%15.8%18.6%10.1% General and AdministrativeNMNM55.7%35.9%39.5%19.0% Research and DevelopmentNMNM24.8%9.8%13.5%7.7% Operating IncomeNMNMNMNMNMNM Net IncomeNMNMNMNMNMNM Notes: Figures per Company filings and Company management. (a) Includes cost of product, previously categorized as an operating expense in 2002. (b) Excludes amortization and impairment of content licenses of $11.4 million in 2002. 8

CONFIDENTIAL III. FINANCIAL OVERVIEW Current Capitalization The chart below illustrates the capitalization of the Company as of March 24, 2005. #ËAll options figures include stapled options (“Stapled Options”) for Vialta Shares held by option holders of ESS Technology, Inc. (“ESS”). #ËStapled Options have a strike price of $0.00 and can be exercised upon the exercise of options of ESS. (USD 000s, except share amounts) Price per Share (a)$0.23 Common Stock Outstanding (b) 83,052,854 In-the-Money Options, Net (c) 6,080,329 Fully Diluted Shares Outstanding 89,133,183 Implied Equity Value$20,055 Less: Cash (d) (12,596) Restricted Cash (d) (5,806) Lions Gate Note Receivable (d) (5,000) Add: Debt (d) -Net Debt (23,402) Implied Enterprise Value ($3,347) Notes: (a) Price per share as of March 24, 2005. (b) Shares outstanding as of March 9, 2005 per Company. (c) Options outstanding is defined as oustanding in-the-money options (includes 5,382,949 stapled options per Vialta 10-K for period ended December 31, 2003 and 697,380 options as of March 4, 2005 per the Company), less proceeds from in-the-money options divided by the current stock price. (d) As of December 31, 2004 per Company. 9

CONFIDENTIAL III. FINANCIAL OVERVIEW Current Ownership The chart below illustrates the current shareholders of the Company. OptionsTotal Shares Common Stock Outstandingas ConvertedVotes Officers and Directors Fred Chan (a) 31,737,842 1,697,380 33,435,222 33,435,22234.9% Didier Pietri 59,436 4,000,000 4,059,436 4,059,4364.2% Yin-Wu Chen — 440,000 440,000 440,0000.5% George Cain — 60,000 60,000 60,0000.1% Herbert Chang — 56,000 56,000 56,0000.1% Matthew Fong 80,974 20,000 100,974 100,9740.1% Michael Dubester — 60,000 60,000 60,0000.1% William Scharninghausen — 265,000 265,000 265,0000.3% Total 31,878,252 6,598,380 38,476,632 38,476,63240.2% Institutions and Other Major Shareholders State of Wisconsin Investment Board (b) 7,867,600 — 7,867,600 7,867,6008.2% Wai Leung 418,000 — 418,000 418,0000.4% Kuang Han Ping 110,000 — 110,000 110,0000.1% Total8,395,600 -8,395,6008,395,6008.8% Other 42,779,002 6,172,949 48,951,951 48,951,95151.1% Total (c) 83,052,854 12,771,329 95,824,183 95,824,183 100.0% Notes: Includes outstanding options per Company materials for the period ended March 4, 2005. (a) Includes shares owned by Mr. Chan and his Affiliates. (b) Shares of common stock per SEC filing dated February 2, 2005. (c) Per the Company, total shares as of March 9, 2005 and total options (including stapled options) as of March 4, 2005. 10

CONFIDENTIAL III. FINANCIAL OVERVIEW Historical Stock Price Performance (Continued) The following chart illustrates the Company’s historical per share prices from August 21, 2001 (the first day of trading as an independent company) to March 24, 2005. Share Volume Price per Share (000s) 10,00008/21/2001:$2.00 Vialta shares are distributed to ESS Technology’s current 9,000shareholders, and open $1.80 trading at $0.50 per share. 8,000$1.60 04/25/2002: 08/20/2002:11/12/2002: Announces 7,000Vialta releases Vialta partners with $1.40 Q102 results.06/09/2004: analog Beamer Belgium Telecom Video Phone.Company.Announces engagement of 6,000Needham & Co. to review $1.20 strategic alternatives. 5,00005/21/2002:$1.00 Taiwanese Government purchases Vialta Video 4,00001/13/2005: phones to fight SARS.$0.80 Vialta announces partnership with 3,000Spanish telecom $0.60 company, Telefonica. 2,000$0.40 1,000$0.20 0$0.00 08/22/01 01/08/02 06/07/02 10/10/02 02/21/03 07/01/03 11/06/03 03/19/04 07/30/04 12/08/04 11

CONFIDENTIAL III. FINANCIAL OVERVIEW Historical Stock Price Performance (Continued) The following chart illustrates the Company’s historical per share prices for the most recent twelve months (March 24, 2004 to March 24, 2005) as well as the proposed Merger Consideration of $0.36 and implied premiums to historical per share prices. #ËThe Common Stock of the Company has not closed above the proposed offer price of $0.36 per share since June 22, 2004. Share Volume Price per Share (000s) $0.60 Implied Price Premium / 1,400per Share (Discount) (a) Current — (03/24/05)$0.2360.0% 30 Days Prior — (02/24/05) 0.2450.0%Proposed Merger 90 Days Prior — (12/23/04) 0.2544.0%$0.50 180 Days Prior — (09/24/04) 0.2544.0%Consideration of $0.36 per 1,200 1 Year Prior — (03/24/04) 0.345.9%share in cash. Notes: (a) Calculated as % of proposed offer price. 1,000$0.40 800 $0.30 600 $0.20 400 $0.10 200 0$0.00 03/24/04 05/13/04 07/07/04 08/25/04 10/15/04 12/06/04 01/26/05 03/18/05 12

CONFIDENTIAL III. FINANCIAL OVERVIEW Historical Stock Price Performance (Continued) The following chart illustrates the Company’s historical stock price performance relative to several stock price indices for the most recent twelve months (March 24, 2004 to March 24, 2005). Return (%) 60.0% 40.0%Specialty Consumer Electronics: 37.5% 20.0%S&P 500: 7.3% 0.0%NASDAQ: 4.3% -20.0%Diversified Consumer Electronics: (0.7%) -40.0%Vialta: (33.8%) -60.0% 3/24/2004 5/8/2004 6/22/2004 8/6/2004 9/20/2004 11/4/2004 12/19/2004 2/2/2005 3/19/2005 Notes: Diversified Consumer Electronics index includes Sony, Sharp, Thomson, Matsushita, LG Phillips, NEC, Pioneer and Sanyo. Specialty Consumer Electronics index includes Tivo, Logitech, Avistar, Viseon, PalmOne, Research in Motion, World Gate, Polycom and Creative Technology. 13

CONFIDENTIAL III. FINANCIAL OVERVIEW Shares Traded Analysis The following chart illustrates the historical volume of the Company’s shares that have traded at various per share prices over the most recent twelve months (March 24, 2004 to March 24, 2005). Share Volume (000s) 6,000 4,814 46.9% 5,000 4,000 3,000 1,848 18.0%1,558 2,0001,182 15.2% 86111.5% 8.4% 1,000 0 0.0% -$0.00 — $0.18$0.19 — $0.24$0.25 — $0.30$0.31 — $0.36$0.37 — $0.42$0.43 + Per Share Price Range 14

CONFIDENTIAL III. FINANCIAL OVERVIEW Shares Traded Analysis (Continued) The following chart illustrates the cumulative historical volume of the Company’s shares that have traded at various per share prices over the most recent twelve months (March 24, 2004 to March 24, 2005). #ËApproximately 84.8% of the shares traded in the most recent twelve months have traded at or below the proposed merger consideration of $0.36 per share in cash. Share Volume (000s) 12,00010,26310,263 100.0% 100.0% 8,705 10,000 84.8% 6,857 8,000 5,67566.8% 55.3% 6,000 4,000 861 2,000 8.4% -$0.00 — $0.18$0.00 — $0.24$0.00 — $0.30$0.00 — $0.36$0.00 — $0.42$0.00 — $0.43+ Per Share Price Range 15

CONFIDENTIAL IV. VALUATION OVERVIEW Purchase Price Analysis The following chart illustrates a potential transaction at various per share values and resulting implied enterprise values. (USD 000s, except share amounts)CurrentProposed Merger MarketConsideration (a) Illustrative Price per Share$0.16$0.20$0.23$0.30$0.36$0.40$0.45$0.50 Common Stock Outstanding (b) 83,052,854 83,052,854 83,052,854 83,052,854 83,052,854 83,052,854 83,052,854 83,052,854 In-the-Money Options, Net (c) 6,080,329 6,080,329 6,080,329 6,141,432 6,462,565 6,759,492 7,095,113 7,576,459 Fully Diluted Shares Outstanding 89,133,183 89,133,183 89,133,183 89,194,286 89,515,419 89,812,346 90,147,967 90,629,313 Implied Equity Value$14,261$17,827$20,055$26,758$32,226$35,925$40,567$45,315 Less: Net Debt (d) (23,402) (23,402) (23,402) (23,402) (23,402) (23,402) (23,402) (23,402) Implied Enterprise Value ($9,141) ($5,575) ($3,347) $3,356 $8,824 $12,523 $17,165 $21,913 2004 Revenue (e)$12,747$12,747$12,747$12,747$12,747$12,747$12,747$12,747 2005 Revenue (e) 12,166 12,166 12,166 12,166 12,166 12,166 12,166 12,166 Enterprise Value / 2004 RevenueNMNMNM0.26x0.69x0.98x1.35x1.72x Enterprise Value / 2005 RevenueNMNMNM0.28x0.73x1.03x1.41x1.80x Notes: (a) Proposed Merger Consideration of $0.36 per share in cash. (b) Shares outstanding as of March 9, 2005 per Company. (c) Options outstanding as of March 4, 2005 per Company is defined as the sum of outstanding in-the-money options (including stapled options), less proceeds from in-the-money options divided by the current stock price. (d) As of December 31, 2004 per Company. Includes $5.0 million note receivable from Lions Gate Entertainment due in April 2005. (e) Historical and projected revenue per the Company. 16

CONFIDENTIAL IV. VALUATION OVERVIEW Potential Valuation The chart below illustrates a range of potential values of the Company based on various valuation analyses. (USD in 000s, except per share amounts) Less: Implied Key MetricsEnterprise Value(s)Net Debt (a) Equity Value(s)Price per Share Previous Sale Discussions (all potential acquirors withdrew offers) (b)$0.34 — $0.42 Price per share$6,977 — $14,383($23,402)$30,379 — $37,785$0.34 — $0.42 Comparable Companies Analysis0.50x — 2.25x EV / Revenue 6,374 — 28,681 (23,402) 29,776 — 52,083 0.33 — 0.57 Precedent Technology Transactions Technology Transactions under $100MM0.75x — 1.25x EV / Revenue 9,560 — 15,934 (23,402) 32,962 — 39,336 0.37 — 0.44 MBO Transactions0.50x — 1.00x EV / Revenue 6,374 — 12,747 (23,402) 29,776 — 36,149 0.33 — 0.40 Premiums Paid Analysis All Deals30.0% — 40.0% Premium 2,687 — 4,715 (23,402) 26,089 — 28,117 0.29 — 0.32 Technology Transactions under $100MM30.0% — 60.0% Premium 2,687 — 8,824 (23,402) 26,089 — 32,226 0.29 — 0.36 MBO Transactions25.0% — 40.0% Premium 1,668 — 4,715 (23,402) 25,070 — 28,117 0.28 — 0.32 Liquidation AnalysisAssumes shutdown by 12/31/200528,67028,6700.32 Discounted Cash Flow25.0% Discount rate(9,803) (23,402)13,5990.15 Notes: (a) Consists of debt less cash and cash equivalents as of December 31, 2004 per the Company. Includes $5.0 million note receivable from Lions Gate Entertainment due in April 2005. (b) Previous indications of interest at the values shown consisted of consideration of cash and common stock or cash, common stock and out-of-the money warrants for common stock. Common stock and warrant portions of potential offers were considered by Vialta’s Board of Directors to be of questionable value. 17

CONFIDENTIAL IV. VALUATION OVERVIEW Potential Valuation (Continued) The table below illustrates a range of potential values, on an implied price-per-share basis, of the Company based on various valuation analyses. Merger Consideration: $0.36 Previous Sale Discussion (all potential $0.34$0.36 acquirors withdrew offers) (a) Comparable Companies $0.34$0.59 Analysis Precedent Tech. Transactions $0.38$0.44 Under $100 MM Precedent MBO Transactions$0.34$0.41 Premiums — All Industries$0.29$0.32 Premiums — Tech. Transactions $0.29$0.36 Under $100 MM Premiums MBO Transactions$0.28$0.32 Liquidation Analysis$0.34 DCF$0.17 $0.15 $0.20 $0.25 $0.30 $0.35 $0.40 $0.45 $0.50 $0.55 $0.60 Notes: (a) Previous indications of interest at the values shown consisted of consideration of cash and common stock or cash, common stock and out-of-the money warrants for common stock. Common stock and warrant portions of potential offers were considered by Vialta’s Board of Directors to be of questionable value. 18

CONFIDENTIAL IV. VALUATION OVERVIEW Previous Sale Process Overview In early 2004, the Company began to discuss the exploration of strategic alternatives with Needham. #ËIn a presentation to the Board of Directors of Vialta dated February 26, 2004, Needham reviewed suggested strategic alternatives including the sale of the Company to a strategic buyer. #ËOn August 9, 2004, the Company publicly announced that it had retained Needham to assist the Company in exploring strategic alternatives. In a presentation to the Board of Directors of Vialta dated October 26, 2004, Needham indicated that it had contacted 47 potential acquirors, including companies and private equity funds, of which 25 reviewed the Company’s executive summary, 3 provided an indication of interest, 19 did not respond and 26 had indicated no interest. #ËWorldGate: Initially indicated interest but declined to submit an offer. #ËViseon: Initial discussion of a consideration of approximately $30.2 million, or $0.36 per share of Vialta Common Stock, consisting of approximately $8.3 million in cash, Viseon common stock purportedly valued at $16.6 million and out-of-the-money warrants for Viseon common stock purportedly valued at approximately $5.3 million based on Black-Scholes. i Viseon subsequently discussed a consideration of approximately $0.42 cents per share of Vialta common stock, consisting of approx imately $0.14 per share of Vialta common stock in cash and a purported value equivalent to $0.28 per share of Vialta common stock in Viseon common stock and out-of-the-money warrants for Viseon common stock. ii Viseon subsequently withdrew from discussions regarding a transaction. 19

CONFIDENTIAL IV. VALUATION OVERVIEW Previous Sale Process Overview (Continued) #ËCenuco: Discussion of a consideration of approximately $28.0 million, or $0.34 per share of Vialta common stock, consisting of $14.0 million in cash and Cenuco common stock purportedly valued at $14.0 million. i Cenuco subsequently withdrew from discussions regarding a transaction. In a presentation to the Board of Directors of Vialta dated January 24, 2005, Needham provided an overview of a potential transaction involving Vialta and Sipura Technology, Inc. (“Sipura”). #ËIn the contemplated transaction, Vialta would acquire all the outstanding capital stock of Sipura in an acquisition. #ËTransaction discussions were not pursued with Sipura. 20

CONFIDENTIAL IV. VALUATION OVERVIEW Comparable Company Analysis The charts below detail an analysis of selected comparable companies. (USD in 000s)Valuation Multiples LTM2005E StockMarketEnterpriseEV /EV / CompanyPriceCapValueRevenueP/ERevenueP/E Diversified Consumer Electronics Samsung Electronics$520.73$78,046,901$70,836,0741.23x7.67x1.17x9.54x Sony41.2838,199,19140,098,0930.5824.060.5934.42 Matsushita14.8334,612,52036,739,4630.4645.500.4323.43 NEC6.0111,594,90519,919,6330.4516.210.4114.61 Sharp15.2516,938,16019,040,2220.8028.850.7320.02 LG Phillips21.3513,890,98014,707,9581.837.941.5928.37 Sanyo Electric15.555,786,42614,187,0750.5645.240.6237.02 Thomson27.797,652,0388,582,7970.81NM 1.0114.20 Pioneer18.293,208,6313,582,2700.5224.380.4848.75 Mean0.80x 24.98x0.78x 25.59x Median0.5824.220.6223.43 Specialty Consumer Electronics Research in Motion$74.50$14,822,177$13,498,20811.67x43.1x6.15x 36.34x Logitech61.402,952,6932,857,863 2.0018.551.6917.95 Polycom17.141,707,1351,492,795 2.7647.612.4420.40 PalmOne26.601,377,2571,076,024 0.90NM 0.7516.12 Creative Technologies10.12870,152756,269 0.76 177.180.5215.57 Tivo5.55462,526382,744 2.22NM 2.26NM WorldGate Communications 3.87121,011115,989NM NM NA NA Viseon1.3953,29856,694NMNM NA NA Avistar 2.1575,23653,580 7.77NM NA NA Mean4.01x 71.60x2.30x 21.28x Median 2.2245.341.9717.95 Notes: Data source is publicly available company filings, research and press releases. Stock prices are as of March 24, 2005. Enterprise value is defined as Market Cap less cash and equivalents plus debt. NM (Not Meaningful) is defined as negative EV/revenue and P/E multiples and EV/revenue multiples above 20.0x. NA (Not Available) represents no available information. 21

CONFIDENTIAL IV. VALUATION OVERVIEW Precedent Transaction Analysis The chart below details an analysis of selected comparable precedent change-of-control transactions with implied transaction valuation multiples. #ËTechnology transactions of under $100 million since January 1, 2003. (USD in millions) Transaction Multiples AnnouncementTransaction ValueLTM Date AcquirorTargetEquity Enterprise EV / Rev.P / E 03/28/05 NewcoVialta Inc.$32.2$8.80.69xNM 01/07/05 Tut SystemsCoSine Communications$24.4$12.91.23xNM 12/20/04 Black BoxNorstan 77.4 83.90.40NM 12/03/04 SelecticaI Many 66.4 51.21.26NM 09/21/04 Fair IsaacBraun Consulting 40.3 38.11.05NM 08/10/04 Art Technology GroupPrimus Knowledge Solutions 28.4 16.60.96NM 04/22/04 Zhone TechnologiesSorrento Networks 60.5 85.4NMNM 03/22/04 SAFLINK CorpSSP Solutions 78.6 84.2NMNM 01/12/04 StellentOptika 43.5 39.42.02NM 11/12/03 Cisco SystemsLatitude Communications 77.0 54.41.43NM 11/04/03 QuovadxRogue Wave Software 68.3 44.91.23NM 10/27/03 SymantecOn Technology 95.6 82.4NMNM 08/21/03 CubicECC International 41.5 34.71.0510.94 06/23/03 GEAC ComputerComshare 49.1 31.20.5457.50 06/17/03 P-ComSPEEDCOM Wireless 10.1 10.2NMNM 06/09/03 Vitesse SemiconductorMultilink Technology 28.3 5.10.16NM 06/03/03 AudiovoxRecoton 40.0 45.00.09NM 04/16/03 Group 1 SoftwareSagent Technology 17.0 13.70.32NM 02/18/03 Tumbleweed CommunicationsValiCert 24.0 19.81.30NM 02/13/03 SymantecNexland 17.8 18.4NM 51.20 01/23/03 Electronics For ImagingPrin tCafe Software 33.5 44.00.95NM Mean$46.1$40.80.93x 39.88x Median 40.9 38.71.0551.20 Notes: Data source is publicly available company filings, research and press releases. NM (Not Meaningful) is defined as negative EV/revenue and P/E multiples and EV/revenue multiples above 20.0x. NA (Not Available) represents no available information. 22

CONFIDENTIAL IV. VALUATION OVERVIEW Precedent Transaction Analysis (Continued) The chart below details an analysis of selected comparable management buyout transactions with implied transaction valuation multiples. (USD in thousands) Transaction Multiples Announce-Transaction ValueLTM ment Date AcquirorTargetEquityEnterpriseEV / Rev.P / E 03/28/05 NewcoVialta Inc.$32,226$8,8240.69xNM 03/01/05 Golden Gate CapitalBlue Martini$52,554$46,8661.38xNM 01/22/04 HIG Capital ManagementT-Netix, Inc. 73,183 72,4180.60 12.78 05/30/03 Snowbird Holdings IncCysive 106,387 103,844NMNM 03/21/03 Dirk Inc.Troy Group 28,753 22,3310.41NM 04/10/02 PartsBase, Inc. / HammondPartsBase, Inc. 14,279 (9,573)NMNM 02/13/02 DF Merger Co.Deltek Systems 110,467 95,9821.04 37.65 Mean$64,270$55,3110.86x25.21x Median 62,868 59,6420.82x25.21x Notes: Data source is publicly available company filings, research and press releases. NM (Not Meaningful) is defined as negative EV/revenue and P/E multiples and EV/revenue multiples above 20.0x. NA (Not Available) represents no available information. 23

CONFIDENTIAL IV. VALUATION OVERVIEW Precedent Transaction Analysis (Continued) The chart below details an analysis of selected comparable precedent change-of-control transactions with implied premiums to historical per-share prices paid by acquirers and implied per share values for Vialta. #ËSelected recent transactions in various industries involving public targets with a transaction value under $100 million. (USD 000s, except per share amounts) Implied Premiums To Historical Stock Prices (a) Announce-Mean Transaction ValueMeanMedian ment Date Number of TransactionsEquity Enterprise1 Day 30 Day 90 Day 180 Day 1 Year1 Day 30 Day 90 Day 180 Day 1 Year 20054 Transactions$55,793$42,20511.2%9.9% 14.8%5.1% (32.8%)9.7% 10.6% 13.5%7.0% (24.5%) Implied Vialta Share Price$0.25 $0.25 $0.26 $0.24 $0.15$0.25 $0.25 $0.26 $0.24 $0.17 Premium (Discount) to Offer ($)($0.11) ($0.11) ($0.10) ($0.12) ($0.21)($0.11) ($0.11) ($0.10) ($0.12) ($0.19) Premium (Discount) to Offer (%)(30.5%) (31.3%) (28.2%) (34.3%) (58.0%)(31.4%) (30.9%) (29.1%) (33.1%) (52.8%) 200416 Transactions 48,759 50,23729.3% 34.5% 45.0% 52.6% 90.8%28.6% 27.1% 41.2% 42.2% 52.8% Implied Vialta Share Price$0.29 $0.30 $0.33 $0.34 $0.43$0.29 $0.29 $0.32 $0.32 $0.34 Premium (Discount) to Offer ($)($0.07) ($0.06) ($0.03) ($0.02) $0.07($0.07) ($0.07) ($0.04) ($0.04) ($0.02) Premium (Discount) to Offer (%)(19.2%) (16.0%) (9.4%) (4.6%) 19.3%(19.6%) (20.6%) (11.8%) (11.1%) (4.5%) 200326 Transactions 47,535 45,76355.9% 70.0% 93.5% 106.3% 74.4%37.7% 49.7% 72.2% 87.3% 44.0% Implied Vialta Share Price$0.35 $0.38 $0.44 $0.46 $0.39$0.31 $0.34 $0.39 $0.42 $0.32 Premium (Discount) to Offer ($)($0.01) $0.02 $0.08 $0.10 $0.03($0.05) ($0.02) $0.03 $0.06 ($0.04) Premium (Discount) to Offer (%)(2.6%)6.2% 20.9% 28.9%9.0%(14.0%) (6.4%)7.6% 17.1% (10.0%) 200217 Transactions 50,827 43,838102.3% 96.8% 79.3% 47.6% 26.9%106.9% 91.5% 68.9% 36.9% (7.2%) Implied Vialta Share Price$0.46 $0.44 $0.40 $0.33 $0.29$0.47 $0.43 $0.38 $0.31 $0.21 Premium (Discount) to Offer ($)$0.10 $0.08 $0.04 ($0.03) ($0.07)$0.11 $0.07 $0.02 ($0.05) ($0.15) Premium (Discount) to Offer (%)26.4% 23.0% 12.0% (7.7%) (20.7%)29.3% 19.7%5.5% (14.4%) (42.0%) 2002 — Present 63 Transactions 49,258 46,15458.8% 64.4% 72.0% 69.8% 60.0%38.7% 46.5% 59.2% 54.1% 36.0% Implied Vialta Share Price$0.36 $0.37 $0.39 $0.38 $0.36$0.31 $0.33 $0.36 $0.35 $0.31 Premium (Discount) to Offer ($)($0.00) $0.01 $0.03 $0.02 ($0.00)($0.05) ($0.03) ($0.00) ($0.01) ($0.05) Premium (Discount) to Offer (%)(0.7%)2.7%7.5%6.2% (0.0%)(13.3%) (8.4%) (0.5%) (3.7%) (15.0%) Notes: Excludes energy and financial services transactions. (a) Measured in approximate calendar days prior to transaction announcement. 24

CONFIDENTIAL IV. VALUATION OVERVIEW Precedent Transaction Analysis (Continued) The chart below details an analysis of selected comparable precedent change-of-control transactions with implied transaction premiums multiples. #ËTechnology transactions of under $100 million since January 1, 2003. AnnouncementImplied Premiums To Historical Stock Prices (a) Date AcquirorTarget1 Day 30 Day 90 Day 180 Day 1 Year 03/28/05 NewcoVialta Inc.60.0% 50.0% 44.0% 44.0%5.9% 01/07/05 Tut SystemsCoSine Communications(12.8%) (21.4%) (10.5%) (41.8%) (70.0%) 12/20/04 Black BoxNorstan16.7%41.4%77.8%89.8%76.1% 12/03/04 SelecticaI Many6.9%26.0%78.2%21.1%66.7% 09/21/04 Fair IsaacBraun Consulting82.8% 114.7%33.7% (13.3%)14.1% 08/10/04 Art Technology GroupPrimus Knowledge Solutions27.2%25.9% (42.9%) (78.1%)2.6% 04/22/04 Zhone TechnologiesSorrento Networks31.1%24.1% (28.1%)9.7% (36.2%) 03/22/04 SAFLINK CorpSSP Solutions30.9%42.4%26.2%57.5% 134.2% 01/12/04 StellentOptika27.6%11.2% 131.3% 2 54.5% 430.1% 11/12/03 Cisco SystemsLatitude Communications29.5%39.6%71.7%79.5% 315.8% 11/04/03 QuovadxRogue Wave Software18.1%41.5%76.9% 209.7% 255.6% 10/27/03 SymantecOn TechnologyNMNMNMNMNM 08/21/03 CubicECC InternationalNMNMNMNMNM 06/23/03 GEAC ComputerComshare26.4%46.5% 116.0% 135.9% 104.4% 06/17/03 P-ComSPEEDCOM WirelessNMNMNMNMNM 06/09/03 Vitesse SemiconductorMultilink TechnologyNMNMNMNMNM 06/03/03 AudiovoxRecotonNMNMNMNMNM 04/16/03 Group 1 SoftwareSagent Technology260.0%80.0%50.0%50.0% (52.6%) 02/18/ 03 Tumbleweed CommunicationsValiCert30.7%22.2%70.3% 167.7% (59.6%) 02/13/03 SymantecNexland241.2% 122.5% 104.7%59.9%38.3% 01/23/03 Electronics For ImagingPrintCafe Software101.6% 145.3%72.2% (30.9%)NA Mean61.2% 50.8% 55.2% 64.8% 87.1% Median29.5% 41.4% 71.7% 57.5% 52.5% Notes: Data source is publicly available company filings, research and press releases. (a) Measured in approximate calendar days prior to transaction announcement. 25

CONFIDENTIAL IV. VALUATION OVERVIEW Precedent Transaction Analysis (Continued) The chart below details an analysis of selected comparable precedent management buyout transactions with implied premiums to historical per-share prices paid by acquirers. Announce-Implied Premiums To Historical Stock Prices (a) ment Date AcquirorTarget1 Day30 Day90 Day180 Day1 Year 03/28/05 NewcoVialta Inc.60.0%50.0%44.0%44.0%5.9% 03/01/05 Golden Gate CapitalBlue Martini63.3%55.0%37.0%49.3%(28.4%) 01/22/04 HIG Capital ManagementT-Netix, Inc.9.5%12.5%46.0%128.9%147.7% 05/30/03 Snowbird Holdings IncCysive0.6%24.8%28.8%18.4%35.3% 03/21/03 Dirk Inc.Troy Group86.2%74.2%58.8%16.4%(32.2%) 04/10/02 PartsBase, Inc. / HammondPartsBase, Inc.41.7%37.8%20.0%37.8%(15.0%) 02/13/02 DF Merger Co.Deltek Systems18.2%43.1%59.0%38.9%30.8% Mean36.6%41.2%41.6%48.3%23.0% Median29.9%40.4%41.5%38.4%7.9% Notes: Data source is publicly available company filings, research and press releases. (a) Measured in approximate calendar days prior to transaction announcement. 26

CONFIDENTIAL IV. VALUATION OVERVIEW Liquidation Analysis The chart below illustrates a summary liquidation value of the Company based on an analysis prepared by Company management. (USD in 000s, except per share amounts) Additional Expenses (March 31 — December 31, 2005)Liquidation Analysis Operating ExpensesProjected Assets (b)$32,918.8 Manufacturing$182.1 Less: Liabilities (558.0) Engineering and Development 186.0 Less: Operating and other Expenses (3,690.7) Sales & Marketing 185.2 Cash Available for Distribution$28,670.1 General & Administrative 705.1 Severance 137.5 Fully-Diluted Shares Outstanding (c) 89,260.5 Other 125.8 Net Cash per Share to Shareholders$0.32 Total Operating Expenses$1,521.7 Transaction Costs and Other Expenses Legal Expenses$300.0 Investment Banking Expenses 150.0 Needham Fees 100.0 Other 450.0 Directors and Officers Insurance (a) 500.0 Product Liability, Warranty and Other 669.0 Total Operating Expenses$2,169.0 Total Expenses Through December 31, 2005$3,690.7 Notes: (a) Assumes a 6-year runoff of directors and officers insurance. (b) Based on management’s estimates of liquidation value of accounts receivable, prepaid and other expenses, property and equipment, other assets and liabilities. (c) Fully diluted shares outstanding includes shares outstanding as of March 9, 2005 per the Company and outstanding options (including stapled options), defined as the sum of in-the-money options currently issued, less the proceeds from in-the-money options divided by the current stock price. 27

CONFIDENTIAL IV. VALUATION OVERVIEW Discounted Cash Flow Analysis Salem Partners has performed a discounted cash flow analysis based on: #ËManagement’s Forecasts for the years ended December 31, 2005 and 2006, which includes revenue and expenses for the current VistaFrame and Beamer analog video phone product lines as well as a new broadband video phone product which is currently in development. #ËThe following assumptions for years ended December 31, 2007, 2008 and 2009: i Revenue growth of 10.0% per year. ii Gross margins of 25.0% per year. iii Operating expense growth of 5.0% per year. iv No projected taxes payable due to accumulated net operating losses (“NOLs”). v Capital expenditures, working capital and depreciation and amortization consistent with Company projections for 2005 and 2006. vi Discount rate of 25.0%, based on a weighted average cost of capital (“WACC 8;) analysis of selected specialty consumer electronics companies (included as Exhibit A). Management has acknowledged that there are a number of significant challenges to achieving the Forecasts, including: #ËIndication by several members of senior management that they are unwilling to remain with the Company. #ËUncertainty regarding future demand and potential pricing for current products such as the VistaFrame and the Beamer analog video phone. 28

CONFIDENTIAL IV. VALUATION OVERVIEW Discounted Cash Flow Analysis (Continued) #ËUncertainty regarding the development of a broadband video phone due to: i Undefined standards, features and other specifications required by customers, and uncertainty as to when they will become available. ii Uncertain timeline, both for internal development as well as potential customer testing. iii Unclear total costs of development, including potential additional research and development personnel. #ËUncertainty regarding future sales of a broadband video phone due to: i Unclear potential demand from customers. To date the Company has done no business development or market research regarding the potential market for a broadband video phone. ii Unclear sales and marketing costs. To date the Company has no sales force for the broadband video phone, and no experience in selling to telecommunications service providers. iii Unclear competitive landscape, including potential competition from video-enab led 3G wireless phones, 802.11 video phones, VoIP technology or other technology. #ËManagement has indicated that they believe that potential customers of a broadband phone, most likely telecommunications service providers, would exercise significant pricing leverage, reducing Vialta’s gross margins on broadband video phone sales. #ËThe Company has sent prototype product samples to several telecommunications service providers, but to date has received a response only from SOFTBANK, an investor in Japan Telecom Co. 29

CONFIDENTIAL IV. VALUATION OVERVIEW Discounted Cash Flow Analysis (Continued) The chart below illustrates the discounted cash flow analysis. (USD 000s)Years Ended December 31, 20052006200720082009 Revenue, Net (a)$12,166$26,600$29,260$32,186$35,404 Cost of Goods Sold 8,966 20,759 21,945 24,139 26,553 Gross Profit (b) 3,201 5,841 7,315 8,046 8,851 Operating Expenses (c) (8,706) (9,758) (10,246) (10,758) (11,296) Operating Income / (Loss) (5,505) (3,917) (2,931) (2,712) (2,445) Other Income / (Expense) 697 725 725 725 725 Net Income ($4,808) ($3,192) ($2,206) ($1,987) ($1,720) Less: Capital Expenditures (10) (10) (11) (11) (12) Less: Change in Working Capital (d) — (1,443) (266) (293) (322) Add: Depreciation and Amortization 350 350 350 350 350 After Tax Free Cash Flow ($4,468) ($4,295) ($2,133) ($1,941) ($1,704) Discount Factor 0.5 1.5 2.5 3.5 4.5 Discount Factor at Rate (e)25.0% 0.894 0.716 0.572 0.458 0.366 Present Value of Cash Flow($3,996)($3,074)($1,221)($889)($624) Total Present Value of Cash Flow($9,803) Shares Out. @ Add: Net Debt (f) 23,402 Implied Equity Value Implied Equity Value$13,599 89,133,183 Implied Price per Share$0.15 Notes: Revenue and cost projections for 2005 and 2006 per Company estimates. (a) From 2007 through 2009, revenue assumed to grow 10% per year. (b) From 2007 through 2009, gross profit margins assumed to be 25%. (c) From 2007 through 2009, operating expenses assumed to grow 5% per year. (d) Change in working capital is assumed to be 10% of the change in revenue per year. (e) Discount rate per weighted average cost of capital analysis for specialty consumer electronics companies. (f) Consists of debt less cash and cash equivalents as of December 31, 2004 per the Company. 30

CONFIDENTIAL EXHIBIT A: WACC ANALYSIS Weighted Average Cost of Capital Analysis The chart below illustrates an analysis of select diversified consumer electronics companies. (USD in 000s)Weighted-DebtPreferred StockEquityLeveredCost of Equity (c)Average MarketPre-TaxMarketMarketValue ofBetaUn-Cost of CompanyValueCostValueCostValueCompany (a)Levered (b)UnleveredLeveredLeveredCapital Sony$12,362,7271.67%$00.00%$38,199,191$50,561,9181.251.0415.15%12.69%11.69% Sharp5,512,8891.36%00.00%16,938,16022,451,0491.140.9513.85%11.59%10.65% Thomson2,660,5343.79%00.00%7,652,03810,312,5721.441.1917.51%14.49%13.58% Matsushita9,483,0150.77%00.00%34,612,52044,095,5351.291.1115.72%13.50%12.44% LG Phillips2,081,9094.62%00.00%13,890,98015,972,8890.710.658.64%7.93%7.88% NEC12,038,5141.77%00.00%11,594,90523,633,4191.550.9518.81%11.59%9.77% Pioneer1,306,1011.35%00.00%3,208,6314,514,7321.140.9215.10%12.14%10.9 7% Sanyo Electric10,593,0023.72%00.00%5,786,42616,379,4280.970.4611.73%5.59%5.59% Samsung Electronics98,4767.70%119,4671.00%78,046,90178,264,8441.001.0012.14%12.11%12.11% Mean1.170.9214.29%11.29%10.52% Median1.140.9515.10%12.11%10.97% Notes Assumes risk free rate of 4.59% based on the 10 year treasury as of March 24, 2005. Assumes corporate tax rate of 40.0%. (a) Levered Value of Company is the sum of the value of debt (including capital leases), preferred stock and equity securities, and does not include minority interest or cash and equivalents. (b) Levered betas are two year adjusted betas vs the S&P 500 per Bloomberg as of March 18, 2004. (c) Equity risk premia per Ibbotson Associates, Inc., adjusted for size. 31

CONFIDENTIAL EXHIBIT A: WACC ANALYSIS Weighted Average Cost of Capital Analysis (Continued) The chart below illustrates an analysis of select specialty consumer electronics companies. (USD in 000s)Weighted-DebtPreferred StockEquityLeveredCost of Equity (c)Average MarketPre-TaxMarketMarketValue ofBetaUn-Cost of CompanyValueCostValueCostValueCompany (a)Levered (b)UnleveredLeveredLeveredCapital Tivo$4,5005.50%$00.00%$462,526$467,0262.312.2932.38%32.20%32.10% Logitech151,1371.97%00.00%2,952,6933,103,8301.010.9813.42%13.02%12.82% Avistar00.00%00.00%75,23675,2361.351.3520.43%20.43%20.43% Viseon00.00%7,02610.00%53,29860,3231.801.5927.33%24.15%25.31% PalmOne35,0005.00%00.00%1,377,2571,412,2571.841.8124.33%23.96%23.80% Research in Motion7,1457.39%00.00%14,822,17714,829,3221.421.4117.18%17.18%17.18% WorldGate Communications1475.00%3,1210.00%121,011124,2792.152.0932.51%31.67%31.66% Polycom00.00%00.00%1,70 7,1351,707,1351.501.5019.89%19.89%19.89% Creative Technologies132,4492.98%00.00%870,1521,002,6011.000.9213.24%12.13%11.73% Mean1.601.5522.30%21.62%21.66% Median1.501.5020.43%20.43%20.43% Notes Assumes risk free rate of 4.59% based on the 10 year treasury as of March 24, 2005. Assumes corporate tax rate of 40.0%. (a) Levered Value of Company is the sum of the value of debt (including capital leases), preferred stock and equity securities, and does not include minority interest or cash and equivalents. (b) Levered betas are two year adjusted betas vs the S&P 500 per Bloomberg as of March 18, 2005. (c) Equity risk premia per Ibbotson Associates, Inc., adjusted for size. 32

CONFIDENTIAL EXHIBIT B: COMPARABLE COMPANIES ANALYSIS Comparable Companies Analysis The chart below illustrates an analysis of select diversified consumer electronics companies. (USD in 000s)Valuation Multiples Historical and Projected FinancialsLTM2005E StockMarketEnterpriseLTMEV /EV / CompanyPriceCapValueRevenueEBITDAEPSRevenueP/ERevenueP/E Diversified Consumer Electronics Sony$41.28$38,199,191$40,098,093$69,073,764$4,293,059$1.720.58x24.06x0.59x34.42x Sharp15.2516,938,16019,040,22223,779,3582,965,7630.530.8028.850.7320.02 Thomson27.797,652,0388,582,79710,644,474948,069(3.09)0.81NM 1.0114.20 Matsushita14.8334,612,52036,739,46380,425,8075,657,4950.330.4645.500.4323.43 LG Phillips21.3513,890,98014,707,9588,016,0602,868,9972.691.837.941.5928.37 NEC6.0111,594,90519,919,63344,535,0011,201,7380.370.4516.210.4114.61 Pioneer18.293,208,6313,582,2706,914,560690,4050.750.5224.380.4848.7 5 Sanyo Electric15.555,786,42614,187,07525,147,3272,323,1620.340.5645.240.6237.02 Samsung Electronics520.7378,046,90170,836,07457,592,01616,531,41267.851.237.671.179.54 Mean0.80x24.98x0.78x25.59x Median0.5824.220.6223.43 Notes: Data source is publicly available company filings, research and press releases. Stock prices are as of March 24, 2005. Enterprise value is defined as Market Cap less cash and equivalents plus debt. NM (Not Meaningful) is defined as negative EV/revenue and P/E multiples and EV/revenue multiples above 20.0x. NA (Not Available) represents no available information. 33

CONFIDENTIAL EXHIBIT B: COMPARABLE COMPANIES ANALYSIS Comparable Companies Analysis (Continued) The chart below illustrates an analysis of select specialty consumer electronics companies. (USD in 000s)Valuation Multiples Historical and Projected FinancialsLTM2005E StockMarketEnterpriseLTMEV /EV / CompanyPriceCapValueRevenueEBITDAEPSRevenueP/ERevenueP/E Specialty Consumer Electronics Tivo$5.55$462,526$382,744$172,055($71,156)($0.99)2.22xNM 2.26xNM Logitech61.402,952,6932,857,8631,427,106200,2603.31 2.0018.551.6917.95 Avistar2.1575,23653,5806,896(8,137)(0.27) 7.77NM NANA Viseon1.3953,29856,694457(5,136)(0.25)NMNM NANA PalmOne26.601,377,2571,076,0241,201,936109,520(0.55) 0.90NM 0.7516.12 Research in Motion74.5014,822,17713,498,2081,156,230292,3681.73 11.6743.066.1536.34 WorldGate Communications 3.87121,011115,9893,992(15,317)(0.44)NM NM NANA Polycom17.141,707,1351,492,795540,25262,9420.36 2.7647.612.4420.40 Creative Technologies10.12870,152756,269988,7772,5940.06 0.76177.180.5215.57 Mean4.01x71.60x2.30x21.28x Median 2.2245.341.9717.95 Notes: Data source is publicly available company filings, research and press releases. Stock prices are as of March 24, 2005. Enterprise value is defined as Market Cap less cash and equivalents plus debt. NM (Not Meaningful) is defined as negative EV/revenue and P/E multiples and EV/revenue multiples above 20.0x. NA (Not Available) represents no available information. 34

CONFIDENTIAL EXHIBIT C: PRECEDENT TRANSACTIONS ANALYSIS Precedent Transactions The chart below details an analysis of selected comparable precedent change-of-control transactions. #ËTechnology transactions of under $100 million since January 1, 2003. (USD in millions) Transaction Multiples AnnouncementTransaction ValueLTM Date AcquirorTargetEquity Enterprise EV / Rev.P / E 03/28/05 NewcoVialta Inc.$32.2$8.80.69xNM 01/07/05 Tut SystemsCoSine Communications$24.4$12.91.23xNM 12/20/04 Black BoxNorstan 77.4 83.90.40NM 12/03/04 SelecticaI Many 66.4 51.21.26NM 09/21/04 Fair IsaacBraun Consulting 40.3 38.11.05NM 08/10/04 Art Technology GroupPrimus Knowledge Solutions 28.4 16.60.96NM 04/22/04 Zhone TechnologiesSorrento Networks 60.5 85.4NMNM 03/22/04 SAFLINK CorpSSP Solutions 78.6 84.2NMNM 01/12/04 StellentOptika 43.5 39.42.02NM 11/12/03 Cisco SystemsLatitude Communications 77.0 54.41.43NM 11/04/03 QuovadxRogue Wave Software 68.3 44.91.23NM 10/27/03 SymantecOn Technology 95.6 82.4NMNM 08/21/03 CubicECC International 41.5 34.71.0510.94 06/23/03 GEAC ComputerComshare 49.1 31.20.5457.50 06/17/03 P-ComSPEEDCOM Wireless 10.1 10.2NMNM 06/09/03 Vitesse SemiconductorMultilink Technology 28.3 5.10.16NM 06/03/03 AudiovoxRecoton 40.0 45.00.09NM 04/16/03 Group 1 SoftwareSagent Technology 17.0 13.70.32NM 02/18/03 Tumbleweed CommunicationsValiCert 24.0 19.81.30NM 02/13/03 SymantecNexland 17.8 18.4NM 51.20 01/23/03 Electronics For ImagingPrin tCafe Software 33.5 44.00.95NM Mean$46.1$40.80.93x 39.88x Median 40.9 38.71.0551.20 Notes: Data source is publicly available company filings, research and press releases. NM (Not Meaningful) is defined as negative EV/revenue and P/E multiples and EV/revenue multiples above 20.0x. NA (Not Available) represents no available information. 35

CONFIDENTIAL EXHIBIT C: PRECEDENT TRANSACTIONS ANALYSIS Precedent Transactions The chart below details an analysis of selected comparable management buyout transactions. (USD in thousands) Transaction Multiples Announce-Transaction ValueLTM ment Date AcquirorTargetEquityEnterpriseEV / Rev.P / E 03/28/05 NewcoVialta Inc.$32,226$8,8240.69xNM 03/01/05 Golden Gate CapitalBlue Martini$52,554$46,8661.38xNM 01/22/04 HIG Capital ManagementT-Netix, Inc. 73,183 72,4180.60 12.78 05/30/03 Snowbird Holdings IncCysive 106,387 103,844NMNM 03/21/03 Dirk Inc.Troy Group 28,753 22,3310.41NM 04/10/02 PartsBase, Inc. / HammondPartsBase, Inc. 14,279 (9,573)NMNM 02/13/02 DF Merger Co.Deltek Systems 110,467 95,9821.04 37.65 Mean$64,270$55,3110.86x25.21x Median 62,868 59,6420.82x25.21x Notes: Data source is publicly available company filings, research and press releases. NM (Not Meaningful) is defined as negative EV/revenue and P/E multiples and EV/revenue multiples above 20.0x. NA (Not Available) represents no available information. 36

CONFIDENTIAL EXHIBIT D: PREMIUMS ANALYSIS Premiums Analysis The chart below details an analysis of selected comparable precedent change-of-control transactions with implied premiums to historical per-share prices paid by acquirers and implied per share values for Vialta. #ËSelected recent transactions in various industries involving public targets with a transaction value under $100 million. (USD 000s, except per share amounts) Transaction Announce-Transaction ValuePrice PerImplied Premiums To Historical Stock Prices (a) ment Date AcquirorTargetEquity EnterpriseShare1 Day 30 Day 90 Day 180 Day 1 Year 03/28/05 NewcoVialta Inc.$32,226$8,8240.3660.0% 50.0% 44.0% 44.0%5.9% 02/28/05 ProAssuranceNCRIC Group$69,475$54,26110.10(7.7%) (3.9%)6.0%18.0% (3.8%) 02/10/05 infoUSADigital Impact 73,800 50,4112.0037.9%39.9%42.9%48.1% (24.5%) 01/25/05 Renaissance LearningAlphaSmart 55,536 51,2143.7527.1%25.0%21.0% (4.1%)NA 01/07/05 Tut SystemsCoSine Communications 24,360 12,9352.39(12.8%) (21.4%) (10.5%) (41.8%) (70.0%) 12/03/04 SelecticaI Many 66,415 51,2221.556.9%26.0%78.2%21.1%66.7% 12/01/04 PhotoMedexProCyte 23,566 18,2451.4933.0%41.9%56.8%44.7%43.3% 11/17/04 CTSSMTEK International 39,5 11 54,33214.6712.3%8.2%58.3% 161.1% 162.0% 10/06/04 Vishay IntertechnologySI Technologies 16,508 27,9454.0049.3%48.7%39.9%18.3%81.0% 09/27/04 Progress SoftwarePersistence Software 15,496 10,5095.7052.4%60.1%42.5%71.2% (1.0%) 09/21/04 Fair IsaacBraun Consulting 40,311 38,0502.3482.8% 114.7%33.7% (13.3%)14.1% 09/20/04 Lamar AdvertisingObie Media 43,932 66,4856.9946.0%68.5%94.3% 133.9% 220.8% 09/07/04 NanogenEpoch Biosciences 57,271 48,1122.0012.4%28.2%8.1% (14.9%) (5.2%) 08/10/04 Art Technology GroupPrimus Kn owledge Solutions 28,409 16,5901.2227.2%25.9% (42.9%) (78.1%)2.6% 08/09/04 MIMChronimed 95,399 79,5757.45(4.2%) (9.0%)3.1% (18.1%) (25.1%) 05/13/04 Rita Medical SystemsHorizon Medical Products 62,912 79,5022.2429.5% (13.8%)39.2%54.5% 307.4% 04/22/04 Zhone TechnologiesSorrento Networks 60,512 85,3693.5031.1%24.1% (28.1%)9.7% (36.2%) 04/08/04 Teledyne TechnologiesIsco 91,781 93,05316.0032.2%31.4%70.8%73.6% 115.3% 03/11/04 EcolabAlcide 56,274 53,48218.4715.4%17.3%27.3%39.8%15.1% 01/20/04 McKessonMoore Medical 38,400 41,89512.0014.8%68.1% 106.9%84.3%62.4% 01/12/04 StellentOptika 43,452 39,4235.4627.6%11.2% 131.3% 254.5% 430.1% 12/19/03 Genaissance Pharmaceuticals Lark Technologies 28,420 28,2365.413.1%6.1%NANANA 12/02/03 KforceHall Kinion & Associates 50,709 58,8583.78(8.4%) (5.6%) (11.0%)58.3% (40.4%) 11/12/03 Cisco SystemsLatitude Communications 77,030 54,4093.9529.5%39.6%71.7%79.5% 315.8% 11/04/03 QuovadxRogue Wave Software 68,326 44,8566.7218.1%41.5%76.9% 209.7% 255.6% 10/22/03 K2Brass Eagle 61,476 66,84 610.1121.8%19.9%22.3%50.1%61.7% 09/29/03 CompUSAGood Guys 55,294 52,2292.0536.7%53.0%31.4%36.7%7.9% 09/03/03 Electronics For ImagingT/R Systems 19,577 14,5231.5786.7%65.3%58.6% 201.9% 234.0% 08/14/03 QuovadxCareScience 29,602 21,3742.0978.7%77.2% 161.4% 148.9% 107.0% 08/13/03 Flexsteel IndustriesDMI Furniture 14,169 40,8853.3038.7%32.0%50.0%60.2% 100.0% 08/01/03 Eastman KodakLaser Pacific Media 29,966 33,2604.2236.6%63.6% 120.9% 151.2%98.1% 07/31/03 AlloyDelias 50,019 42,5250.9317.5%34.5% 172.9% 102.2% (76. 7%) 06/23/03 GEAC Computer CorpComshare 49,087 31,1854.6026.4%46.5% 116.0% 135.9% 104.4% Notes: Excludes energy and financial services transactions. (a) Measured in approximate calendar days prior to transaction announcement. 37

CONFIDENTIAL EXHIBIT D: PREMIUMS ANALYSIS Premiums Analysis (Continued) Announce-Transaction ValuePrice PerImplied Premiums To Historical Stock Prices (a) ment Date AcquirorTargetEquity EnterpriseShare1 Day30 Day90 Day 180 Day1 Year 04/22/03 Verso TechnologiesMCK Communications 69,570 66,6491.9535.3%69.4%69.4%113.8%49.3% 04/21/03 Radyne ComstreamWegener 19,015 14,2361.5561.5%76.1%59.8%89.0%33.6% 04/15/03 GenVecDiacrin 59,522 51,1072.2394.1%128.3%95.8%125.5%38.7% 04/09/03 FiservInsurance Management Solutions Group 40,511 22,3553.3013.8%24.5%17.9%29.4%11.9% 04/09/03 Psychiatric SolutionsRamsay Youth Services 46,555 64,4305.0042.9%17.9%34.0%33.3%33.5% 03/17/03 GTech HoldingsInterlott Technologies 58,197 83,2739.0014.6%38.2%51.3%66.7%63.6% 03/07/03 Intuitive SurgicalComputer Motion 86,522 85,3714.55175.5%405.1%363.9%359.2%13.7% 03/05/03 AlcanBaltek 35,255 43,48315.1772.4%68.2%85.5%87.3%107.8% 02/18/03 Tumbleweed Communications ValiCert 24,020 19,8330.5630.7%22.2%70.3%167.7% (59.6%) 02/13/03 SymantecNexland 17,823 18,3580.51241.2%122.5%104.7%59.9%38.3% 02/10/03 OSI PharmaceuticalsCell Pathways 79,996 67,4100.8057.6%82.7%91.4%(7.6%) (81.3%) 02/04/03 Perry Ellis InternationalSalant 84,908 73,8878.9682.1%103.6%231.9%307.3%337.1% 01/23/03 Electro nics For ImagingPrintCafe Software 33,475 44,0302.60101.6%145.3%72.2%(30.9%)NA 01/13/03 CONMEDBionx Implants 46,864 46,2204.3545.0%41.7%118.7%22.6%30.6% 11/25/02 MAPICSFrontstep 15,644 42,5862.045.2%(13.9%) (23.3%) (35.2%) (53.6%) 10/30/02 SafeNetCylink 37,199 35,8610.96146.8%129.2%68.9%(22.4%) (37.5%) 10/24/02 DRS TechnologiesParavant 82,432 97,4355.3047.3%66.8%111.3%35.3%108.8% 10/22/02 MicrosoftVicinity 90,741 77,9593.3348.7%50.0%76.2%68.9%139.6% 10/21/02 StericycleScherer Healthcare 39,626 24,7208.57128 ..6%114.3%144.9%105.0%155.8% 10/15/02 InvitrogenInforMax 35,636 10,4721.36142.9%91.5%54.5%13.3%(52.3%) 10/09/02 Borland SoftwareStarBase 24,026 22,2402.75243.8%252.6%31.0%(19.1%) (60.7%) 09/30/02 Angiotech PharmaceuticalsCohesion Technologies 40,585 37,6414.65106.9%106.9%146.3%53.6%39.0% 09/26/02 OpenTVACTV 58,193 11,5690.97(5.1%) (12.0%) (25.0%) (42.0%) (50.9%) 09/09/02 Inverness Medical Technology Ostex International 30,714 31,7232.60136.1%105.9%24.4%1.8%(6.9%) 08/09/02 L-3 Communications Holdings Westwood 15,851 22,2742.3081.1%64.3%84.0%87.8%155.6% 08/06/02 John H. HarlandINTERLINQ Software 30,158 24,8436.25227.2%255.1%257.1%267.6%212.5% 06/24/02 Liberty MediaWink Communications 99,952 87,1053.0076.5%57.3%158.6%119.0% (17.4%) 05/31/02 Tier TechnologiesOfficial Payments 68,859 69,3753.0050.0%32.7%33.3%43.5%(40.7%) 05/29/02 Openwave SystemsSignalSoft 57,195 10,7752.26113.2%109.3%26.3%(24.4%) (72.0%) 05/23/02 SymmetricomDatum 45,026 46,45516.8447.6%38.4%46.4%36.9%(7.2%) 05/08/02 Liberty MediaACTV 92,214 92,214 1.65142.6%197.3%132.4%120.0%46.0% Mean58.8%64.4%72.0%69.8%60.0% Median38.7%46.5%59.2%54.1%36.0% Notes: Excludes energy and financial services transactions. (a) Measured in approximate calendar days prior to transaction announcement. 38

CONFIDENTIAL EXHIBIT D: PREMIUMS ANALYSIS Premiums Analysis (Continued) The chart below details an analysis of selected comparable precedent change-of-control transactions with implied premiums to historical per-share prices paid by acquirers. #ËTechnology transactions of under $100 million since January 1, 2003. (USD in millions, except per share) Transaction Announce-Transaction ValuePrice PerImplied Premiums To Historical Stock Prices (a) ment Date AcquirorTargetEquity EnterpriseShare1 Day30 Day90 Day 180 Day1 Year 03/28/05 NewcoVialta Inc.$32.2$8.80.3660.0%50.0%44.0%44.0%5.9% 01/07/05 Tut SystemsCoSine Communications$24.4$12.92.39(12.8%)(21.4%)(10.5%)(41.8%)(70.0%) 12/20/04 Black BoxNorstan 77.4 83.95.6016.7%41.4%77.8%89.8%76.1% 12/03/04 SelecticaI Many 66.4 51.21.556.9%26.0%78.2%21.1%66.7% 09/21/04 Fair IsaacBraun Consulting 40.3 38.12.3482.8%114.7%33.7%(13.3%)14.1% 08/10/04 Art Technology GroupPrimus Knowledge Solutions 28.4 16.61.2227.2%25.9%(42.9%)(78.1%)2.6% 04/22/04 Zhone TechnologiesSorrento Networks 60.5 85.43.5031.1%24.1%(28.1%)9.7%(36.2%) 03/22/04 SAFLINK CorpSSP Solut ions 78.6 84.21.7830.9%42.4%26.2%57.5%134.2% 01/12/04 StellentOptika 43.5 39.45.4627.6%11.2%131.3%254.5%430.1% 11/12/03 Cisco SystemsLatitude Communications 77.0 54.43.9529.5%39.6%71.7%79.5%315.8% 11/04/03 QuovadxRogue Wave Software 68.3 44.96.7218.1%41.5%76.9%209.7%255.6% 10/27/03 SymantecOn Technology 95.6 82.44.00NMNMNMNMNM 08/21/03 CubicECC International 41.5 34.75.25NMNMNMNMNM 06/23/03 GEAC Computer CorpComshare 49.1 31.24.6026.4%46.5%116.0%135.9%104.4% 06/17/03 P-Com IncSPEEDCOM Wireless Corp 10.1 10. 20.56NMNMNMNMNM 06/09/03 Vitesse SemiconductorMultilink Technology 28.3 5.13.68NMNMNMNMNM 06/03/03 AudiovoxRecoton 40.0 45.03.19NMNMNMNMNM 04/16/03 Group 1 SoftwareSagent Technology 17.0 13.70.36260.0%80.0%50.0%50.0%(52.6%) 02/18/03 Tumbleweed Communications ValiCert 24.0 19.80.5630.7%22.2%70.3%167.7%(59.6%) 02/13/03 SymantecNexland 17.8 18.40.51241.2%122.5%104.7%59.9%38.3% 01/23/03 Electronics For ImagingPrintCafe Software 33.5 44.02.60101.6%145.3%72.2%(30.9%)NA Mean61.2%50.8%55.2%64.8%87.1% Median29.5%41.4%71.7%57.5%52.5% Notes: Excludes energy and financial services transactions. (a) Measured in approximate calendar days prior to transaction announcement. 39

CONFIDENTIAL EXHIBIT D: PREMIUMS ANALYSIS Premiums Analysis (Continued) The chart below details an analysis of selected comparable management buyout transactions with implied premiums to historical per-share prices paid by acquirers. (USD in thousands) Transaction Announce-Transaction ValuePrice PerImplied Premiums To Historical Stock Prices (a) ment Date AcquirorTargetEquity EnterpriseShare1 Day30 Day90 Day180 Day1 Year 03/28/05 NewcoVialta Inc.$32,226$8,8240.3660.0%50.0%44.0%44.0%5.9% 03/01/05 Golden Gate CapitalBlue Martini$52,554$46,8664.0063.3%55.0%37.0%49.3%(28.4%) 01/22/04 HIG Capital ManagementT-Netix, Inc. 73,183 72,4184.609.5%12.5%46.0%128.9%147.7% 05/30/03 Snowbird Holdings IncCysive 106,387 103,8443.220.6%24.8%28.8%18.4%35.3% 03/21/03 Dirk Inc.Troy Group 28,753 22,3312.7086.2%74.2%58.8%16.4%(32.2%) 04/10/02 PartsBase, Inc. / HammondPartsBase, Inc. 14,279 (9,573)1.0241.7%37.8%20.0%37.8%(15.0%) 02/13/02 DF Merger Co.Deltek Systems 110,467 95,9827.1518.2%43.1%59.0%38.9%30.8% Mean$64,270$55,311Mean36.6%41.2%41.6%48.3%23.0% Median 62,868 59,642Median29.9%40.4%41.5%38.4%7.9% Notes: Data source is publicly available company filings, research and press releases. (a) Measured in approximate calendar days prior to transaction announcement. 40